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                                                                   EXHIBIT 10.15

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH PORTIONS ARE INDICATED BY AN ASTERISK (*). THIS NON-PUBLIC INFORMATION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   RxAMERICA
                          PHARMACY SERVICES AGREEMENT

This PHARMACY SERVICES AGREEMENT by and between RxAMERICA L.L.C. ("RxAMERICA") and DS PHARMACY, INC. ("DS") is effective as of February 8, 1999 ("Effective Date").

                                   RECITALS

WHEREAS RxAMERICA dispenses prescription drugs through the mail; and

WHEREAS DS is a licensed pharmacy that desires to provide certain prescription drug services via the Internet; and

WHEREAS DS desires RxAMERICA to dispense prescription drugs through the mail for certain customers of DS.

THEREFORE, RxAMERICA and DS agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

1.1 "This Agreement" means and includes this Pharmacy Services Agreement, Implementation Documents, and all exhibits, addenda, and attachments.

1.2 "Average Wholesale Price" or "AWP" means the current average wholesale price for the actual package size used of a prescription drug as published by Medispan, Inc. or another nationally recognized price source selected by RxAMERICA and reasonably acceptable to DS.

1.3 "Brand Name Drug" means an FDA approved drug, which is manufactured and distributed by an innovator drug company, or its licensee, which has undergone testing for safety and efficacy for the FDA under an Investigational New Drug Application sponsored by the innovator drug company, and which has a proprietary name assigned to it by the manufacturer or distributor, or an FDA approved drug which is defined by Medispan, Inc., or another nationally recognized source selected by RxAMERICA, as a brand name drug.

1.4 "Co-payment" means a dollar amount or percentage of cost that an Eligible Person, who is covered for prescription drug benefits by Third Party Insurance, is responsible for paying for prescription drugs and includes, without limitation, coinsurance, co-pay, and deductible.

1.5 "Covered Drugs" means: (i) pharmaceutical products sold by DS to Eligible Persons that are not covered by a third party prescription drug insurance program, or (ii) a selected list of pharmaceutical products adopted by a Third Party Prescription Drug Insurance program that may be dispensed by RxAMERICA to DS for Eligible Persons.


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1.6  "Delivery Point" means the staging area in the RxAMERICA Facility where packaged and sealed Prescriptions, labeled and ready for shipment, are delivered by RxAMERICA to DS.

1.7 "Eligible Person" means a person who has an arrangement with DS to obtain prescription drugs from DS through its Web Site or by other means.

1.8 "Generic Drug" means an FDA approved drug, which is manufactured and distributed under the approval of the FDA through an Abbreviated New Drug Application, which is identified by its chemical or non-proprietary name (as determined by the United States Adopted Names Council), and which is listed in the FDA's Approved Drug Products with Therapeutic Equivalence Evaluations publication (the "Orange Book") as therapeutically equivalent and interchangeable with drugs having an identical amount of the same active ingredients, or a drug which is defined by Medispan, Inc., or another nationally recognized source selected by RxAMERICA, as a Generic Drug.

1.9 "Implementation Document" means the document that DS completes and provides to RxAMERICA when DS desires RxAMERICA to perform Pharmacy Services for Eligible Persons covered by Third Party Insurance. The Implementation Document shall verify that DS is authorized to fill prescriptions for Eligible Persons under the applicable Third Party Insurance plan and shall set forth all information that RxAMERICA deems necessary to provide Pharmacy Services pursuant to the arrangement between DS and such Third Party Insurance plans. The Implementation Document is to be utilized and relied upon by RxAMERICA in providing Pharmacy Services under this Agreement.

1.10 "Maximum Allowable Cost List" or "HCFA MAC List" means the list of certain drugs generated by the Health Care Financing Administration that states the amount that HCFA compensates pharmacies for the ingredient cost for multisource Generic Drugs.

1.11 "Pharmacy Services" means performing the physical activities involved in filling a Prescription, performing quality control functions for the filling process, and delivering the prescription drug to DS at the Delivery Point after DS personnel receive the Prescription, enter the Prescription into the RxAmerica prescription processing computer system, check the Prescription for compliance with all applicable laws and regulations, check the Prescription for therapeutic problems and other problems, and take all actions necessary to resolve therapeutic problems and other problems.

1.12 "Prescribing Provider" means a doctor of medicine or other health care professional who is legally authorized to prescribe drugs.

1.13 "Prescription" means a lawful order for a prescription drug authorized by a Prescribing Provider for an Eligible Person whether communicated or conveyed to RxAMERICA or DS by the Prescribing Provider, the Prescribing Provider's agent, the person for whom the prescription is intended, or that person's agent. Prescription includes an original or refill order for a prescription drug.

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1.14 "RxAMERICA Facility" means the RxAMERICA licensed pharmacy and distribution facility located at 5450 North Riverside Dr., Ft. Worth, TX 76137.

1.15 "Shipping Services" means the receipt of a filled, packaged Prescription from the Delivery Point and the delivery of the Prescription to the appropriate Eligible Person. Shipping Services may be provided by RxAMERICA.

1.16 "Third Party Prescription Drug Insurance" or "Third Parry Insurance" means an insurance or other program by which an insurance company or other entity compensates a pharmacy directly for prescriptions dispensed to Eligible Persons.

1.17 "Web Site" or "DS's Web Site" means the Internet site developed and maintained by DS through which individuals can order prescription drugs for personal use.

                                   ARTICLE 2

                       RELATIONSHIP OF RXAMERICA AND DS

2.1 The relationship between RxAMERICA and DS is that of independent entities contracting for the sole purpose of carrying out the provisions of this Agreement. Nothing herein or otherwise shall be construed to create any other relationship, including without limitation, that of employee, agent or representative. The Parties further agree that RxAMERICA shall not be a plan fiduciary and shall not exercise discretion, authority, or control regarding administration of any employee benefits plan by virtue of its activities in performing this Agreement.

2.2 This Agreement is between RxAMERICA and DS and is not intended to create any rights or remedies in favor of any other person or entity, including without limitation, any Eligible Person or any Third Party Insurance plan.

                                   ARTICLE 3

                            RESPONSIBILITIES OF DS

3.1 DS shall compensate RxAMERICA according to the terms in Article 5 and in Attachment A, and as set forth elsewhere in this Agreement.

3.2 DS is responsible for federal, state and local sales tax liability for Covered Drugs dispensed to or goods and services supplied to an Eligible Person or to DS. Sales tax is defined as an excise tax based on consumer retail sales whether designated as a sales tax, gross receipts tax, retail occupation tax, value added tax or tax otherwise titled or styled. It includes any tax in existence or hereafter created, whether or not the bearer of the tax is the retailer or consumer, but does not include any tax based on the revenues or income of RxAMERICA.

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3.3  DS shall locate at the RxAMERICA Facility adequately trained and licensed personnel to perform certain functions in the prescription approval and authentication process for Prescriptions for Eligible Persons. DS's personnel shall: (i) receive Prescriptions from Eligible Persons or from their Prescribing Providers; (ii) enter such Prescriptions into the RxAMERICA prescription processing computer system; (iii) check and ensure that all such Prescriptions comply with all applicable laws and regulations; (iv) check such Prescriptions for therapeutic problems and other problems; (v) take all actions necessary to resolve any therapeutic problems and other problems; and (vi) handle all other functions that occur prior to the time RxAMERICA personnel perform the functions necessary to physically fill the Prescriptions. All such DS personnel, unless otherwise agreed to by the parties, will perform these functions at the RxAMERICA Facility.

3.4 DS shall be responsible for the actions and failures to act of the personnel it provides under Article 3.3. DS agrees that such personnel shall be employees or contractors of DS and shall not be employees or contractors of RxAMERICA. DRUGSTORE shall be responsible for: (i) compensating such personnel, including but not limited to direct compensation and all employee benefits; (ii) payroll and other taxes associated with such personnel; (iii) all insurance associated with such personnel, including but not limited to workers compensation and liability insurance; (iv) complying with all state and federal laws and regulations regarding such personnel, (v) training employees regarding sexual harassment and implementing reasonable and adequate sexual harassment policies and procedures; and (vi) all other responsibilities that are normally associated with employers and/or contractors.

3.5 Prior to the time RxAMERICA is required to provide Pharmacy Services for a Prescription, DS personnel will enter sufficient information into RxAMERICA's prescription processing computer system to allow RxAMERICA to perform Pharmacy Services. RxAMERICA may rely solely on the information provided by DS to determine whether any prescription should be dispensed under this Agreement. By entering such information into RxAMERICA's prescription processing computer system, DS authorizes RxAMERICA to perform Pharmacy Services for the Prescription so entered.

3.6 DS is responsible for receiving all Prescriptions at the RxAMERICA Facility that RxAMERICA is expected to fill under this Agreement. As soon as practical after execution of this Agreement, the parties will establish a transfer procedure for the transfer of Prescriptions from DS to RxAMERICA and will obtain approval of the transfer procedure from any required regulatory authorities.

3.7 DS shall inform Eligible Persons to order refill Prescriptions through the DS Web Site by entering an appropriate Prescription number and any other necessary information. Eligible Persons (or their representatives) may order Prescription refills directly from RxAMERICA; provided, that all such Prescription refills will be treated as if they originated from the DS site and all terms of this Agreement shall otherwise apply.

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3.8  DS shall be responsible for collecting all payments from Eligible Persons, including but not limited to cash, checks, credit and debit cards, electronic payment, and Co-payments, for all Prescriptions filled under this Agreement.

3.9 DS shall provide Eligible Persons with all information necessary to allow Eligible Persons to use Pharmacy Services under this Agreement.

3.10 DS will provide a toll-free number that will be accessible to Eligible Persons for inquiries regarding medications dispensed under this Agreement.

3.11 DS will develop, at its sole expense, a user-interface to allow Eligible Persons to order and reorder Prescriptions. DS will own all such user-interfaces that are external to RxAMERICA's mail order pharmacy system and that are developed by or paid for by DS and all intellectual property rights for such user-interfaces. Nothing in this Agreement shall give DS any right, title, or interest in and to any intellectual property or computer code in RxAMERICA's mail order pharmacy system.

3.12 DS is responsible for the development, operation, and maintenance of all user-interface systems, computer firewall systems between the Web Site (including all DS systems accessible by the public) and RxAMERICA's mail order pharmacy system, and the messaging systems external to RxAMERICA's mail order pharmacy system. DS will own all such user-interfaces and software which are external to RxAMERICA's mail order pharmacy system developed by or paid for by DS and all intellectual property rights for such user-interfaces and software.

3.13 DS shall use commercially reasonable efforts to maintain its Web Site throughout the term of this Agreement. If DS ceases operating its Web Site, DS shall notify RxAMERICA as soon as it intends to cease the operation, but in no event shall DS notify RxAMERICA of the cessation of its Web Site less that thirty (30) days prior to the date operation of the Web Site ceases.

3.14 DS will provide RxAMERICA with an Implementation Document substantially in the form attached as Amendment B hereto, signed by an authorized representative of DS, whenever DS will receive compensation directly from a Third Party Insurance plan for Prescriptions purchased from and filled by RxAMERICA under this Agreement. DS shall provide the Implementation Document for each Third Party Insurance plan within a reasonable time prior to the time that RxAMERICA will be required to fill Prescriptions for such Eligible Persons as necessary to permit RxAMERICA to perform its duties under this Agreement. Each Implementation Document shall be incorporated by reference as part of this Agreement.

3.15 DS shall be responsible for providing all material information to Third Party Insurance plans regarding RxAMERICA's role in providing Pharmacy Services, including, but not limited to, RxAMERICA's use of DS's NCPDP number.

3.16 DS shall notify RxAMERICA immediately if DS suspends business, becomes insolvent, makes an assignment for the benefit of creditors or becomes unable to pay its debts, or if any bankruptcy proceeding is filed by or against DS or any subsidiary or affiliate of DS, or if a receiver is appointed for any of DS's property.

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                                                CONFIDENTIAL TREATMENT REQUESTED

3.17 DS shall be responsible for compliance with Federal Trade Commission regulations regarding mail order merchandise, including, but not limited to 16 CFR 435.

                                   ARTICLE 4

                         RESPONSIBILITIES OF RXAMERICA

4.1 RxAMERICA will provide Pharmacy Services for Covered Drugs to DS for Eligible Persons under the terms of this Agreement for the compensation rate set forth in Attachment A.

4.2  RxAMERICA will provide Pharmacy Services through the RxAMERICA Facility.

4.3 RxAMERICA shall provide Pharmacy Services to DS for Prescriptions for Eligible Persons in accordance with all applicable federal and state laws and regulations applicable in Texas and all other states to which Prescriptions are being sent.

4.4 RxAMERICA will use commercially reasonable efforts fill and package Prescriptions and deliver such Prescriptions to DS at the Delivery Point within the time periods specified in Section 1(e) of Attachment A, and in any event: (i) from commercial launch of the DRUGSTORE Web Site until April 15, 1999, RxAMERICA shall give first priority to all Prescriptions to be filled and packaged under this Agreement over all other prescriptions being filled and packaged at the RxAMERICA Facility; and (ii) thereafter, filled and packaged at the RxAMERICA Facility; RxAMERICA shall deliver to the Delivery Point, filled and packaged Prescriptions within 48 hours of receipt of the Prescription from DS.

4.5 RxAMERICA has no obligation to dispense any drug to any Eligible Person until:

          (a)  DS or its agent has provided RxAMERICA the following information:
               (i) that the Prescription meets all legal requirements, and (ii) that DS has not detected any therapeutic problems or other material problems with the Prescription or that any problems detected have been satisfactorily resolved.

          (b) The dispensing pharmacist determines that in his or her professional judgment the prescription drug should be dispensed.

          (c) By entering a Prescription into the dispensing queue DS and its employees and agents represent and warrant that the conditions under Article 4.5(a) have been met.

4.6 RxAMERICA will provide DS with the information necessary for Eligible Persons to use RxAMERICA's Pharmacy Services.

4.7 RxAMERICA will, in a form mutually agreed upon by the parties, provide DS with financial reports as agreed to by the parties from time to time and utilization and quality assurance reports on a monthly basis.

4.8 RxAMERICA will provide reasonable assistance to DS in marketing the DS Web Site to Eligible Persons. Such assistance shall include distributing DS promotional materials prepared by DS to Eligible Persons by including such materials in packages containing Prescriptions and in other communications to Eligible Persons as set forth in Attachment A and as agreed to by the parties from time to time. In addition, to the extent permitted by law, all Prescriptions will identify DS, as well as RxAMERICA.

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4.9  RxAMERICA will deliver all Prescriptions to DS at the Delivery Point at which point in time title to the Prescription will pass to DS.

4.10 RxAMERICA will ship Prescriptions on behalf of DS from the Delivery Point to Eligible Persons as instructed by DS. DS will pay RxAMERICA's cost of shipment as specified in Attachment A.

4.11 Once a Prescription is filled and packaged by RxAMERICA and delivered to the Delivery Point, DS shall bear the risk of loss and damage. However, if RxAMERICA provides Shipping Services to DS for a Prescription, RxAMERICA shall bear the risk of in-transit loss and damage, and all transportation charges for such Prescription if it is returned, including any return shipping charges.

                                   ARTICLE 5

                                 COMPENSATION

5.1 For performing Pharmacy Services for DS on behalf of an Eligible Person, DS will compensate RxAMERICA in accordance with the rates set forth in Attachment A on the payment terms set forth in this Article 5.

5.2 If RxAMERICA provides Shipping Services for DS for a Prescription, DS will reimburse RxAMERICA for actual posting and shipping charges in accordance with Section 1(c) on Attachment A.

5.3 RxAMERICA shall invoice DS in accordance with the charges set forth in Attachments A every two weeks on a schedule agreed to by the parties. for all Prescriptions delivered by RxAMERICA to DS during the prior two week period. The invoice format will be mutually agreed upon by both parties. RxAMERICA will send invoices to DS at the address listed on the signature line of this Agreement

5.4 DS will pay in full, via wire transfer or next-day delivery, all invoices submitted by RxAMERICA within ten (10) days of receipt of the invoice. Invoices that are not paid within ten (10) days of receipt shall be deemed to be untimely and past due. DS must pay each invoice with one check or with one wire transfer payment.

5.5  If DS believes it is entitled to an adjustment of an invoice, DS must:

          (a) Pay the undisputed amount of the subject invoice in accordance with Article 5.2;

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          (b)  Notify RxAMERICA in writing of any requested adjustment within 45 days after the end of each DS fiscal quarter (currently each calendar quarter); and

          (c) Provide RxAMERICA with specific claims, reference invoice, and the reason DS believes disputed amounts should not be paid.

     Notwithstanding Article 21.2, failure to notify RxAMERICA of any adjustment within the earlier of (i) the time period specified in Article 5.5(b), or
     (ii) 30 days after the completion of an audit by DS pursuant to Article 19, shall be deemed a waiver of DS's right to such adjustment.

5.6 The rates set forth in Attachment A, and any other rates or fees in this Agreement shall be reviewed at least quarterly and may be adjusted upon the mutual written consent of the parties.

5.7 Payment for invoices that are past due under Article 5.4 will accrue interest from the invoice date at a rate of (1-1/2%) per month, or prorated portion of a month, on the outstanding balance. DS shall reimburse RxAMERICA for all collection costs, including attorney fees incurred by RxAMERICA as a result of any payment default by DS under this Agreement.

5.8 In the event invoices that in the aggregate total more than $10,000 become past due, RxAMERICA has the right to discontinue providing services for Eligible Persons until DS is current with all payments past due. If DS is untimely in paying invoices that are greater than $10,000 more than two (2) times in any quarter, RxAMERICA has the right to deem such untimely payments a material breach.

5.9 Notwithstanding Article 5.8, in the event any invoice of more than $10,000 becomes past due by more than fifteen (15) days after notice of such delinquency has been provided to DS, RxAMERICA has the right to deem the failure to pay such invoices a material breach.

5.10 DS guarantees it has the ability to and will pay RxAMERICA as required by this Agreement. DS shall provide satisfactory evidence of this ability upon request to RxAMERICA. DS shall furnish its most recent audited financial statement to RxAMERICA prior to the Effective Date of this Agreement and thereafter shall furnish its annual audited statement to RxAMERICA as soon as practical after the end of each year.

                                   ARTICLE 6

                           WARRANTIES AND LIABILITY

6.1 RxAMERICA warrants that its provision of Pharmacy Services under this Agreement will comply at all times with the requirements of the U.S. Federal Food, Drug and Cosmetic Act, if applicable, and any other federal or state laws or regulations governing the sale and dispensing of prescription drugs. EXCEPT FOR THIS WARRANTY AND WARRANTIES EXPRESSLY STATED ELSEWHERE IN THIS AGREEMENT, NEITHER RxAMERICA NOR DS MAKES ANY EXPRESS OR IMPLIED WARRANTIES RELATING TO THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT. THE PARTIES EXPRESSLY DISCLAIM

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     ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
     PURPOSE.

6.2 NEITHER PARTY NOR ITS AGENT(S), REPRESENTATIVE(S) OR EMPLOYEE(S) SHALL BE LIABLE TO THE OTHER PURSUANT TO THIS AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF THE OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTHING IN THIS ARTICLE 6.2 IS INTENDED TO LIMIT A PARTY'S RIGHT TO INDEMNIFICATION OR CONTRIBUTION FROM THE OTHER PARTY FOR CLAIMS ASSERTED BY A THIRD PARTY.

                                   ARTICLE 7

                NO EXCLUSION FROM FEDERAL HEALTH CARE PROGRAMS

7.1  RxAMERICA and DS each warrants and represents that:

          (a) It is not excluded from participation in any federal health care programs, as defined under 42 U.S.C. section 1320a-7b(f); and

          (b) To its knowledge, there are no pending or threatened governmental investigations that may lead to such exclusion.

7.2 Each party agrees to notify the other party of the commencement of any such exclusion within seven (7) days of first learning of such an event.

7.3 Either party shall have the right to immediately terminate this Agreement upon learning of any such exclusion of the other party.

                                   ARTICLE 8

                            INSURANCE AND INDEMNITY

8.1 RxAMERICA shall indemnify and hold DS, its officers, directors, employees, agents and its members, parents, subsidiaries, corporate affiliates, and their officers, directors, employees, and agents (each an "Indemnified Party") harmless against any claim, injury, damage, loss, expense (including attorneys' fees), demand, or judgment asserted against or incurred by any Indemnified Party arising out of: (i) a breach of the Agreement by RxAMERICA or (ii) any negligent, reckless, willful, or criminal act or failure to act of RxAMERICA, its agents, representatives, or employees in performing this Agreement.

8.2 DS shall indemnify and hold RxAMERICA, its officers, directors, employees, agents, and its members, parents, subsidiaries, corporate affiliates, and their officers, directors, employees, and agents (each an "Indemnified Party") harmless against any claim, injury, damage, loss, expense

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     (including attorneys' fees), demand, or judgment asserted against or incurred by any Indemnified Party arising out of: (i) a breach of the Agreement by DS or (ii) any negligent, reckless, willful, or criminal act or failure to act of DS, its agents, representatives, or employees in performing this Agreement.

8.3 In the event DS excludes or restricts any medications, DS agrees to indemnify and hold RxAMERICA, its officers, directors, employees, agents, and its members, parents, subsidiaries, corporate affiliates, and their officers, directors, employees, and agents (each an "Indemnified Party") harmless against any claim, injury, loss, expense (including but not limited to attorneys' fees), demand or judgment asserted against or incurred by any Indemnified Party arising out of DS's exclusion or restriction of any medication. This Article 8.3 is not intended to limit the effect of Article 8.2.

8.4 Each party shall procure and maintain at all times while this Agreement is in effect such policies of general and professional liability insurance as shall be necessary to insure it and its employees against those claims for damages arising by reason of personal injury or death occasioned by its activities in connection with and as required by this Agreement. RxAMERICA may self-insure (if handled by a third party carrier) and shall provide sufficient financial data upon the request of DS to support RxAMERICA's ability to cover such liabilities.

                                   ARTICLE 9

                             TERM AND TERMINATION

9.1 The parties are bound by this Agreement from the Effective Date or from time both parties have executed this Agreement, whichever is earlier. The initial term shall last until one (1) year from the Effective Date. This Agreement shall thereafter automatically renew for successive terms of one
     (1) year each unless either party provides the other party written notice that it will not renew the Agreement no less than sixty (60) days prior to the end of the initial term or a successive term.

9.2 In the event of a material breach of this Agreement, by either party, the other party may notify the party of material breach in writing specifying the manner in which this Agreement has been materially breached, and this Agreement shall terminate automatically thirty (30) days after such notice unless the material breach has been cured to the reasonable satisfaction of the non-breaching party. If RxAMERICA deems failure to pay a material breach under Article 5.8 or 5.9, DS shall have no right to cure.

9.3 RxAMERICA shall have failed to perform under this Agreement if RxAMERICA fails to meet the performance criteria set forth in Section 4.4(i) or (ii) with respect to 15% or more of the Prescriptions filled during any three consecutive day period within any 15 consecutive day period. DS will notify RxAMERICA if it has failed to perform for three consecutive days. RxAMERICA shall use its best efforts to immediately correct the problem. However, if such a lack of performance occurs in two consecutive 15-day periods or more than four times in 90-day period, DS shall have the right to terminate this Agreement immediately upon notice without any additional cure period. Notwithstanding termination by DS under this Article 9.3 or

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     RxAMERICA's failure to meet performance criteria, DS shall remain obligated to pay any proper invoices for Pharmacy Services or Shipping Services performed by RxAMERICA prior to the termination of this Agreement.

9.4 If at any time during the term of this Agreement there shall be filed by or against either party in any court pursuant to any statute either of the United States or any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of that party's property, or if either party makes an assignment for the benefit of creditors or petitions for or enters into such an assignment, the other party may immediately terminate this Agreement upon written notice to such party who filed or against whom was filed such petition or who made petition or entered into such assignment.

                                  ARTICLE 10

                             EFFECT OF TERMINATION

     Except as herein otherwise provided, this Agreement shall be of no further force or effect as of the date of termination except that each party will remain responsible for all obligations or liabilities arising from activities carried on by such party or its agents or employees during the period this Agreement was in effect and shall remain responsible for paying all legitimate invoices outstanding as of the date of termination.

                                  ARTICLE 11

                                CONFIDENTIALITY

11.1 The software, and similar documents or information provided by RxAMERICA to DS are proprietary and shall remain the sole property of RxAMERICA. All software and other information provided by DS to RxAMERICA are proprietary and shall remain the sole property of DS. The information contained in such documents and any data obtained by virtue thereof are considered confidential to the disclosing party and shall not be released by the receiving party to any third party without the written consent of the disclosing party. In addition, the terms of this Agreement are confidential and shall not be disclosed or released by a party without the consent of the other party, except that either party may disclose the terms of this Agreement in connection with any financing to a potential investor.

11.2 Unless otherwise provided in this Agreement, neither party will release to any third party without the other party's consent any information relating to the other party which was obtained as a result of, or incident to, the relationship described in this Agreement provided such information is not publicly known or otherwise available on a non-confidential basis. The parties may, however, disclose information to third parties: (i) as required by applicable law or government order (including federal securities laws); (ii) as necessary to execute and perform this Agreement; and/or (iii) as necessary in the event of a dispute between RxAMERICA and DS.

11.3 Each party agrees that the other may use and provide to third parties drug and related medical data obtained by it in performing this Agreement for research, cost analysis, cost comparison, or

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     other business purposes as long as individual Eligible Persons cannot be identified by such information. However, RxAMERICA may use such information only for its own internal business purposes, and shall not sell or otherwise transfer such information to third parties without DS's prior written consent. All information relating to Eligible Customers on any RxAMERICA database or other system, shall be transferred to DS promptly upon DS's request. RxAMERICA may keep copies of such information to the extent required by law.

11.4 For the purposes of this Article 11, "third party" shall include, but is not limited to: (i) any parent or subsidiary corporation of either party to this Agreement, (ii) any person or entity that is not an employee of a party to this Agreement or under contract with a party to this Agreement, and (iii) any individual or entity, including an employee, who does not have a reasonable need to know the confidential information involved.

11.5 The parties acknowledge that any breach of confidentiality would cause irreparable harm. In the event of such a breach, the non-breaching party shall have a right to an injunction or other equitable relief in addition to any remedies at law.

11.6 This Article 11 shall survive termination of this Agreement.

                                  ARTICLE 12

                                  ADVERTISING

     Each party retains the exclusive right to its names and logos, together with all distinctive trademarks and/or service marks. Upon termination of this Agreement, each party agrees to immediately discontinue the use of any name, symbol or trademark belonging to the other party.

                                  ARTICLE 13

                                    NOTICES

13.1 Any notices or other communications required or permitted hereunder shall be sent by courier, FAX, computer (receipt of which is confirmed), or by regular U.S. Mail to the address for each party indicated on the signature page of this Agreement. The address may be changed by written notice thereof to the other party.

13.2 Any notices or other communications given hereunder shall be deemed given upon receipt in the case of courier, FAX, or computer delivery and on the fifth day following the date of mailing in the case of mail delivery.

                                  ARTICLE 14

                                  ASSIGNMENT

14.1 This Agreement may not be assigned to any other person or entity without the express written consent of the other party to this Agreement, which consent may not be unreasonably withheld.

     Any attempted assignment without the other party's express written consent shall be void and of no force and effect.

14.2 Notwithstanding the foregoing Article 14.1, no consent shall be required if this Agreement is assigned to an entity with equal or greater financial strength than the assigning party.

14.3 The party attempting assignment shall provide notice to the other party at least ten (10) business days prior to the assignment.

                                  ARTICLE 15

                                 FORCE MAJEURE

     A party shall not be deemed to have breached this Agreement if its delay or failure to perform all or any part of its obligations hereunder results from a condition beyond its reasonable control, including without limitation, acts of God or the public enemy, fire, earthquake, flood, storm, strike or other labor unrest, power or communication line failure, or statute, or rule or action of any federal, state or local government or agency.

                                  ARTICLE 16

                                  AMENDMENTS

     This Agreement may not be amended or modified by either party without the express written consent of the other, except as otherwise provided in this Agreement and except that RxAMERICA may amend this Agreement to comply with applicable laws or regulations.

                                  ARTICLE 17

                                APPLICABLE LAW

     This Agreement shall be governed by the laws of the State of Utah without regard to choice of law provisions. Except as provided in Article 18, the parties hereby submit to the jurisdiction of the state and federal courts in Utah. The parties further agree that any action shall be filed in Utah and that the venue for adjudication shall be Utah.

                                  ARTICLE 18

                              DISPUTE RESOLUTION

     The parties agree to submit all disputes in which the amount in controversy is $25,000 or less to binding arbitration. No other disputes arising under this Agreement shall be arbitrated. Except as specifically provided in this
     Article 18, the arbitration shall be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules. However, the arbitration need not be administered by the American Arbitration Association. The arbitration under this Article 18 shall be conducted within one hundred and twenty (120) days of the demand for arbitration and shall be adjudicated by a single arbitrator chosen by mutual agreement of the parties. The arbitration hearing shall occur in Salt Lake City, Utah. The Utah Arbitration Act shall apply to the arbitration conducted under this Article 18 unless it is preempted by the Federal Arbitration Act, in which case the Federal Arbitration Act shall apply. Discovery for the arbitration shall be limited to the exchange of relevant documents. RxAMERICA and DS shall equally share in the administrative fees and the fees for the arbitrator. RxAMERICA and DS shall each bear its own costs and attorneys' fees, except as provided in Article 5.7.

                                  ARTICLE 19

                                 AUDIT RIGHTS

     RxAMERICA will allow DS to conduct audits of RxAMERICA's current activities or of activities for the period of one year prior to the date of DS's request for an audit or such longer period as may be required by law, including applicable pharmacy regulations, or up to three years prior to the date of DS's request if such request is pursuant to requirements under agreements between DS and Third Party Insurance plans. Such audit may be conducted by DS's employee or agent who is mutually agreed upon by RxAMERICA and DS. RxAMERICA's approval of such employee or agent shall not be unreasonably withheld. If an audit of RxAMERICA is permitted or required by an agreement between DS and a Third Party Insurance plan for Pharmacy Services rendered by RxAMERICA under this Agreement, such audit shall be conducted by the Third Party Insurance plan's employee or agent who is agreed upon by RxAMERICA. RxAMERICA's approval of such employee or agent shall not be unreasonably withheld. The Third Party Insurance plan representative must sign an agreement to keep all information discovered during the audit confidential and to not disclose any information discovered during the audit to any person or entity other than the Third Party Insurance plan, DS or RxAMERICA or as otherwise required by law. Each of DS and each Third Party Insurance plan is permitted to conduct only one audit in any six (6) month period unless a prior audit has exposed material problems. Any audit conducted under this Article 19 is limited to reviewing Pharmacy Services provided by RxAMERICA under this Agreement and to the RxAMERICA Facility's records, pharmacy licenses, registration and operations directly relating to performing Pharmacy Services. Such audits will be conducted at DS's or the Third Party Insurance plan's expense during normal business hours upon at least fourteen (14) days prior written notice to RxAMERICA and shall not unreasonably interfere with RxAMERICA's normal business operations. RxAMERICA shall retain records that may be audited under this Article 19 for the longer of (i) the period required by applicable laws and (ii) five years. No person or entity other than DS has a right to obtain payment from RxAMERICA under this Agreement on the basis of any information discovered during an audit or on any other basis.. To the extent any Third Party Insurance plan desires different terms than those outlined above, the parties will negotiate in good faith the terms under which RxAMERICA and DS will implement such requests.

                                  ARTICLE 20

                            RxAMERICA COVERED LIVES

     RxAMERICA provides certain pharmacy services under agreements with third parties ("Other Agreements"). These services may be provided through a mail service pharmacy, a network of retail pharmacies, or by a combination of these two. For services provided under this Agreement for persons covered by Other Agreements ("Covered Lives"), the parties to this Agreement anticipate that RxAMERICA will receive compensation as set forth in the Other Agreements. Furthermore, the parties to this Agreement anticipate that RxAMERICA will pay DS a per Prescription fee for each Prescription ordered by Covered Lives via the DS Web Site and that RxAMERICA will compensate DS, in a manner yet to be determined, for Prescriptions filled under its retail agreements, as authorized by those agreements. The parties will negotiate in good faith the specific arrangements for handling Prescriptions covered by Other Agreements by February 15, 1999.

                                  ARTICLE 21

                           MISCELLANEOUS PROVISIONS

21.1 This Agreement constitutes the entire Agreement between RxAMERICA and DS and supersedes any and all prior agreements or understandings between the parties.

21.2 No waiver of any provision of this Agreement shall be deemed to constitute or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver. Except as provided elsewhere in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver.

21.3 In the event any term or provision contained in this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforcement of any other term or provision in this Agreement.

21.4 The parties agree that this Agreement was reached through the negotiation of the parties, and that no presumption shall attach to the party drafting this Agreement regarding the construction, operation or interpretation of this Agreement.

21.5 If there is a conflict between the language of this Pharmacy Services Agreement and the language of the Implementation Document, attachments, exhibits, addenda, or other documents that are incorporated as part of this Agreement, the language of this Pharmacy Services Agreement shall govern.

21.6 The headings used in this Agreement are solely for convenience and shall have no effect on the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

     DS PHARMACY, INC.                    RxAMERICA L.L.C.

     By: /s/ Tracy R. Nolan               By: /s/ Jerry Mark De Bruin
        ----------------------------         -----------------------------------
        Signature                            Signature

        Tracy R. Nolan                       Jerry Mark De Bruin
        ----------------------------         -----------------------------------
        Name                                 Name

        Vice President - Operations          General Manager
        ----------------------------         -----------------------------------
        Title                                Title

Address:  18650 NE 67th Court             Address:  369 Billy Mitchell Road
          --------------------------                ----------------------------
          Redmond, WA  98052                        Salt Lake City, UT  84116
          --------------------------                ----------------------------
Telephone: (425) 881-5131                 Telephone: (801) 961-6000
          --------------------------                ----------------------------
Fax:       (425) 881-8931                 Fax:       (801) 961-6008
          --------------------------                ----------------------------

Date:       2-10-99                       Date:       2-10-99
          --------------------------                ----------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED

                                 ATTACHMENT A

                                      to

                        PHARMACY MAIL SERVICE AGREEMENT


1.   DS shall compensate RxAMERICA for Pharmacy Services as follows:

a. For prescription drugs dispensed between the Effective Date and April 15, 1999 DS shall pay RxAMERICA based on the following rates:

     Brand Name Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*].

     Generic Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*] or [*], whichever amount is less.

b. For prescription drugs dispensed after April 15, 1999, DS shall pay RxAMERICA based on the following rates. The rates shall be calculated at the end of each calendar quarter on a quarterly basis. The rates shall become effective for all Prescriptions filled more than fourteen (14) days after the end of each calendar quarter.

     Less than 50,000 prescriptions per year (4,167/month):

     Brand Name Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*].

     Generic Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*] or [*], whichever amount is less.

     Between 50,000 and 99,999 prescriptions per year (up to 8,333/month):

     Brand Name Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*].

     Generic Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*], whichever amount is less.

     Over 100,000 prescriptions per year (over 8,333/month):

     Brand Name Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*].

     Generic Drugs: For each prescription dispensed by RxAMERICA, DS will reimburse RxAMERICA [*] or [*], whichever amount is less.


[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

c. In addition to the compensation set forth in sections 1(a) and (b) in this Attachment A, DS shall pay RxAMERICA the following fees:

     Shipping and Handling: For each Prescription RxAMERICA ships to an Eligible Person on behalf of DS, DS shall pay RxAMERICA the actual cost RxAMERICA pays for postage and shipping.

     Days Supply Surcharge: For each Prescription that RxAMERICA dispenses that constitutes less than a 45 day supply of prescription drugs, DS shall pay an additional [*].

d. In addition to the compensation set forth in sections 1(a) through (c) in this Attachment A, for each Prescription that DS personnel perform the functions described in Article 3, RxAMERICA agrees to deduct [*] from the price of each such Prescription.

e. If RxAMERICA meets the following dispensing and delivery requirements, DS shall pay RxAMERICA the following bonus:

     If Prescriptions received for Pharmacy Services by 3:00 P.M. each day are dispensed, packaged and delivered to the Delivery Point by RxAMERICA not later than 6:00 P.M. the same day at a rate equal to or greater than 98% of the time, DS shall pay RxAMERICA an additional [*] per each such prescription. Such bonus shall be paid within 45 days of the end of each DS fiscal quarter.

2. DS and RxAMERICA will mutually agree on the sharing of revenue from therapeutic intervention and rebate programs. The parties will negotiate in good faith to arrive at an agreement concerning how such revenues will be shared.

3. DS is responsible for all transaction and switching costs associated with RxAMERICA providing Pharmacy Services for Eligible Persons covered by Third Party Insurance if DS does not use RxAMERICA's Switch. "Switch" means the service that provides routing of electronic data for adjudication of a Prescription claim.

4. RxAMERICA shall use commercially reasonable efforts to increase staff and capacity to meet the needs of DS as the number of Prescriptions filled for Eligible Persons increases over the term of this Agreement.

5. DS will pay for and produce all marketing materials to be included in packaged Prescriptions. RxAMERICA shall pick and pack marketing materials at the request of DS. However, if the picking and packing of such items materially increases the cost of providing Pharmacy Services, RxAMERICA shall notify DS. The parties will, within five days of such notice, discuss methods to reduce or eliminate the additional cost to RxAMERICA, including reducing the picking and packing requirements for such


[*] Represents a confidential provision for which confidential treatment has been requested from the Securities and Exchange Commission.

materials or paying RxAMERICA its cost for picking and packing such materials (or the labor costs of hiring an additional employee to undertake such tasks). In the event the parties fail to reach an agreement to reduce or eliminate the additional costs to RxAMERICA within 10 days from the date of RxAMERICA's notice to DS, RxAMERICA may discontinue the picking and packing of samples, leaflets and other marketing materials until such time the parties may so agree; and any such failure by RxAMERICA to pick and pack any such samples, leaflets or other marketing materials shall not be considered a terminable event by either party under the terms of this Agreement.

                                 ATTACHMENT B

                                      to

                        PHARMACY MAIL SERVICE AGREEMENT


                        Third-Party Insurance Programs
                            Implementation Document


Minimum data set to be provided to RxAmerica to set up new Third Party Insurance plans pursuant to Section 3.14 of the Pharmacy Services Agreement between RxAmerica L.L.C. and DS Pharmacy, Incdated February 8, 1999 (the "Agreement").


1. Processor Name
2. Processor Phone Number
3. BIN Number
4. Processor Control Number